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                                                                 Exhibit 10.12.3
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December 29, 1998

Mr. Brad Mullinax
Chief Financial Officer
Acsys, Inc.
75 14th Street
Suite 2200
Atlanta, GA 30309

Dear Brad:

Per your request, NationsBank, N.A., as Agent and as Lender, has agreed to amend the definition of "Total Revolving Credit Commitment" contained in the Revolving Credit Agreement dated May 16, 1997 as amended by Amendment No. 1 to the Credit Agreement dated June 29, 1998 and Amendment No. 2 to the Credit Agreement dated August 3, 1998 ("Amendment No. 2") by and among ACSYS, Inc. (formerly known as ICCE, Inc.), as Borrower, NationsBank, National Association, as Agent and the Lenders party thereto (the "Credit Agreement"), effective as of the date of acceptance and agreement indicated below, so that as amended it reads as follows:

"Total Revolving Credit Commitment" means (a) through April 30, 1999 a principal amount equal to $40,000,000 and (b) at all times thereafter a principal amount equal to $25,000,000, in each case as reduced from time to time in accordance with Section 2.07."

NationsBank, N.A. as Agent and as Lender, hereby waives the resulting Default or Event of Default, if any, under (i) Section 8.01 of the Credit Agreement for the Four-Quarter Period ending December 31, 1998 so long as the Consolidated Leverage Ratio does not exceed 3.50 to 1.00 for such Four-Quarter Period, and
(ii) Section 8.02 of the Credit Agreement for the Four-Quarter Period ending December 31, 1998 so long as the Consolidated Fixed Charge Coverage Ratio is not less than 1.25 to 1.00 for such Four-Quarter Period.

This amendment and waiver shall not be deemed to be a waiver or amendment of any other term or condition of the Credit Agreement, Notes or other Loan Documents. The terms and conditions of sections 3, 5, and 7 through 12 of Amendment No. 2 are repeated, reaffirmed and incorporated herein by reference and applicable to the amendment and waiver set forth above as if originally included in this letter agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Guarantors have joined in the execution of this letter agreement for the purposes of consenting hereto and for the further purpose of confirming their guaranty of the Obligations of the Borrower as provided in the Guaranty Agreement. Without limiting the generality of the foregoing, each Guarantor acknowledges the increase in the amount of the Obligations as a result of the terms of this letter agreement.

ACSYS, Inc.
Total Revolving Credit Commitment Letter
December 29, 1998
Page 2

Sincerely,

NATIONSBANK, N.A., as
Agent and as Lender

By:
   -------------------------
Name: Barbara P. Levy
Title: Senior Vice President

Accepted and Agreed to
As of            , 1998
     ------------

ACSYS, Inc.

By:
   -------------------------
Name: Brad Mullinax
Title: Chief Financial Officer

GUARANTORS:

DAVID C. COOPER AND ASSOCIATES, INC.

By:
   -------------------------
Name:
Title:

ACSYS FINANCIAL STAFFING, INC.

By:
   -------------------------
Name:
Title:

EKT, INC.

By:
   -------------------------
Name:
Title:

INFINITY ENTERPRISES, INC.

By:
   -------------------------
Name:
Title:

ACSYS, Inc.
Total Revolving Credit Commitment Letter
December 29, 1998
Page 3

CAMA OF TAMPA, INC.

By:
   -------------------------
Name:
Title:

ACSYS RESOURCES, INC.

By:
   -------------------------
Name:
Title:

C.P.A. STAFFING, INC.

By:
   -------------------------
Name:
Title:

RYLAN FORBES CONSULTING GROUP, INC.

By:
   -------------------------
Name:
Title:

ICON SEARCH & CONSULTING, INC.

By:
   -------------------------
Name:
Title:

DRAMONDI, INC.

By:
   -------------------------
Name:
Title:

AI INVESTMENTS, INC.

By:
   -------------------------
Name:
Title: